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Exhibit 99.1

SallieMae	N E W S R E L E A S E

FOR IMMEDIATE RELEASE	Media Contacts:	Investor Contacts:
	Tom Joyce 703/984-5610 Martha Holler 703/984-5178	Steve McGarry 703/984-6746 Joe Fisher 703/984-5755

SLM CORPORATION'S PORTFOLIO OF MANAGED LOANS
GROWS 14 PERCENT IN FIRST-QUARTER 2006
Internal Lending Brands Increase 51 Percent

RESTON, Va., April 20, 2006—SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported first-quarter 2006 earnings and performance results that include a 14-percent increase in the managed student loan portfolio to $126.9 billion from the year-ago quarter's $111.7 billion. Also during the quarter, the company originated $3.6 billion through its internal lending brands, a 51-percent increase over the year-ago period.

        "We are pleased with our portfolio growth and the strong performance of our lending brands. Our pipeline of new school wins is impressive," said Tim Fitzpatrick, chief executive officer. "This quarter's results put us on the right path to deliver on our 2006 projections."

        During the first-quarter 2006, the company originated $7.6 billion in preferred-channel loans, of which $2.2 billion were private education loans. Preferred-channel loan originations include loans originated by the company's internal lending brands and external lending partners.

        Sallie Mae reports financial results on a GAAP basis and also presents certain non-GAAP or "core earnings" performance measures. The company's management, equity investors, credit rating agencies and debt capital providers use these "core earnings" measures to monitor the company's business performance.

        Sallie Mae reported first-quarter 2006 GAAP net income of $152 million, or $.34 per diluted share, compared to $223 million, or $.49 per diluted share, in the year-ago period. Included in these GAAP results are pre-tax losses on derivative and hedging activities of $(87) million, compared to $(34) million in the year-ago quarter, and a decrease of $(44) million in servicing and securitization revenue.

        "Core earnings" net income for the quarter was $287 million, or $.65 per diluted share, up from $256 million, or $.57 per diluted share in the year-ago quarter. During the first-quarter 2006, the company began expensing stock-based compensation. Recognizing stock-based compensation expense in both the current and year-ago periods, "core earnings" per diluted share were $.63 in the 2006 first quarter after eliminating the $.02 impact of a revision to borrower benefit estimates, up from $.55 in the same quarter in 2005, a 15-percent increase.

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.SallieMae.com

        "Core earnings" net interest income was $596 million for the quarter, a 21-percent increase over the year-ago quarter's $494 million. "Core earnings" other income, which consists primarily of fees earned from guarantor servicing and collection activity, was $245 million for the 2006 first quarter, up from $221 million in the year-ago quarter. "Core earnings" operating expenses were $309 million, compared to $249 million in the same quarter last year.

        Both a description of the "core earnings" treatment and a full reconciliation to the GAAP income statement can be found at: http://www2.salliemae.com/investors/stockholderinfo/earningsinfo, click on the First Quarter 2006 Supplemental Earnings Disclosure.

        Total equity for the company at March 31, 2006, was $3.8 billion, up from $3.1 billion a year ago. The company's tangible capital at March 31, 2006, was 1.86 percent of managed assets, compared to 1.63 percent at the same time last year.

        The company will host its regular earnings conference call today at noon. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company's performance. Individuals interested in participating should call the following number today, April 20, 2006, starting at 11:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International). The conference call will be replayed continuously beginning Thursday, April 20, at 3:30 p.m. EDT and concluding at 11:59 p.m. EDT on Thursday, April 27. Please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 6512067. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30-45 minutes after the live broadcast.

***

This press release contains "forward-looking statements" including expectations as to future market share, the success of preferred channel originations and future results. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company's filings with the Securities and Exchange Commission.

SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation's leading provider of education funding, managing nearly $127 billion in student loans for 9 million borrowers. Sallie Mae was originally created in 1972 as a government-sponsored entity (GSE) and terminated its ties to the federal government in 2004. The company remains the country's largest originator of federally insured student loans. Through its specialized subsidiaries and divisions, Sallie Mae also provides debt management services as well as business and technical products to a range of business clients, including colleges, universities and loan guarantors. More information is available at www.SallieMae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

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Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.SallieMae.com

SLM CORPORATION

Supplemental Earnings Disclosure

March 31, 2006

(Dollars in millions, except earnings per share)

	Quarters ended
	March 31, 2006	December 31, 2005	March 31, 2005
	(unaudited)	(unaudited)	(unaudited)
SELECTED FINANCIAL INFORMATION AND RATIOS—(GAAP Basis)
Net income	$152	$431	$223
Diluted earnings per common share(1)	$.34	$.96	$.49
Return on assets	.68%	1.88%	1.18%
NON-GAAP INFORMATION(2)
"Core earnings" net income	$287	$284	$256
"Core earnings" diluted earnings per common share(1)	$.65	$.63	$.57
"Core earnings" return on assets	.85%	.84%	.86%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$82,850	$82,914	$67,661
Average off-balance sheet student loans	42,069	38,497	41,892

Average Managed student loans	$124,919	$121,411	$109,553

Ending on-balance sheet student loans, net	$81,645	$82,604	$69,906
Ending off-balance sheet student loans, net	45,225	39,925	41,793

Ending Managed student loans, net	$126,870	$122,529	$111,699

Ending Managed FFELP Stafford and Other Student Loans, net	$42,340	$40,658	$47,325
Ending Managed Consolidation Loans, net	66,662	65,434	51,856
Ending Managed Private Education Loans, net	17,868	16,437	12,518

Ending Managed student loans, net	$126,870	$122,529	$111,699

(1)
In December 2004, the Company adopted the Emerging Issues Task Force ("EITF") Issue No. 04-8, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share," as it relates to the Company's $2 billion in contingently convertible debt instruments ("Co-Cos") issued in May 2003. EITF No. 04-8 requires the shares underlying Co-Cos to be included in diluted earnings per common share computations regardless of whether the market price trigger or the conversion price has been met, using the "if-converted" method. The impact of Co-Cos due to the application of EITF No. 04-8 was to decrease diluted earnings per common share by the following amounts:

	Quarters ended
	March 31, 2006		December 31, 2005	March 31, 2005
	(unaudited)		(unaudited)	(unaudited)
Impact of Co-Cos on GAAP diluted earnings per common share	$—	(A)	$(.03)	$(.02)
Impact of Co-Cos on "core earnings" diluted earnings per common share	$(.01)		$(.02)	$(.02)
(A) There is no impact on diluted earnings per common share because the effect of the assumed conversion is antidilutive.
(2)
See explanation of non-GAAP performance measures under "Reconciliation of 'Core Earnings' Net Income to GAAP Net Income."

SLM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	March 31, 2006	December 31, 2005	March 31, 2005
	(unaudited)		(unaudited)
Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $5,547; $6,311; and $0, respectively)	$18,882,890	$19,988,116	$18,933,160
Consolidation Loans (net of allowance for losses of $9,983; $8,639; and $6,849 respectively)	53,450,647	54,858,676	44,446,089
Private Education Loans (net of allowance for losses of $232,147; $204,112; and $190,880, respectively)	9,311,164	7,756,770	6,527,022
Other loans (net of allowance for losses of $15,081; $16,180; and $11,754, respectively)	1,114,200	1,137,987	1,094,712
Cash and investments	4,349,669	4,867,654	3,235,034
Restricted cash and investments	3,065,148	3,300,102	2,224,354
Retained Interest in off-balance sheet securitized loans	2,487,117	2,406,222	2,246,329
Goodwill and acquired intangible assets, net	1,091,301	1,105,104	1,014,986
Other assets	4,013,450	3,918,053	4,075,267

Total assets	$97,765,586	$99,338,684	$83,796,953

Liabilities
Short-term borrowings	$3,362,548	$3,809,655	$5,516,177
Long-term borrowings	87,083,110	88,119,090	72,241,082
Other liabilities	3,555,318	3,609,332	2,901,843

Total liabilities	94,000,976	95,538,077	80,659,102

Commitments and contingencies
Minority interest in subsidiaries	9,682	9,182	72,869
Stockholders' equity
Preferred stock, par value $.20 per share, 20,000 shares authorized; Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share; Series B: 4,000; 4,000; and 0 shares, respectively, issued at stated value of $100 per share	565,000	565,000	165,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 429,329; 426,484; and 484,917 shares, respectively, issued	85,866	85,297	96,984
Additional paid-in capital	2,364,252	2,233,647	1,969,881
Accumulated other comprehensive income, net of tax	328,496	367,910	374,574
Retained earnings	1,163,570	1,111,743	2,662,316

Stockholders' equity before treasury stock	4,507,184	4,363,597	5,268,755
Common stock held in treasury at cost: 16,599; 13,347; and 62,936 shares, respectively	752,256	572,172	2,203,773

Total stockholders' equity	3,754,928	3,791,425	3,064,982

Total liabilities and stockholders' equity	$97,765,586	$99,338,684	$83,796,953

SLM CORPORATION

Consolidated Statements of Income

(In thousands, except per share amounts)

	Quarters ended
	March 31, 2006	December 31, 2005	March 31, 2005
	(unaudited)	(unaudited)	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$298,500	$315,164	$190,733
Consolidation Loans	821,335	760,338	508,421
Private Education Loans	241,353	203,992	129,616
Other loans	23,307	22,851	20,153
Cash and investments	95,810	89,921	62,049

Total interest income	1,480,305	1,392,266	910,972
Interest expense	1,092,784	1,002,133	564,212

Net interest income	387,521	390,133	346,760
Less: provisions for losses	60,319	65,318	46,523

Net interest income after provisions for losses	327,202	324,815	300,237

Other income:
Gains on student loan securitizations	30,023	240,651	49,894
Servicing and securitization revenue	98,931	80,032	142,961
Gains (losses) on derivative and hedging activities, net	(86,739)	70,270	(34,251)
Guarantor servicing fees	26,907	21,555	32,540
Debt management fees	91,612	98,839	85,752
Collections revenue	56,681	48,304	34,883
Other	68,428	60,093	62,319

Total other income	285,843	619,744	374,098
Operating expenses	323,309	296,663	262,291

Income before income taxes and minority interest in net earnings of subsidiaries	289,736	647,896	412,044
Income taxes	137,045	215,907	186,466

Income before minority interest in net earnings of subsidiaries	152,691	431,989	225,578
Minority interest in net earnings of subsidiaries	1,090	954	2,194

Net income	151,601	431,035	223,384
Preferred stock dividends	8,301	7,832	2,875

Net income attributable to common stock	$143,300	$423,203	$220,509

Basic earnings per common share	$.35	$1.02	$.52

Average common shares outstanding	412,675	415,907	420,924

Diluted earnings per common share	$.34	$.96	$.49

Average common and common equivalent shares outstanding	422,974	457,406	463,014

Dividends per common share	$.22	$.22	$.19

SLM CORPORATION

Segment and Non-GAAP "Core Earnings"

Consolidated Statements of Income

(In thousands)

	Quarter ended March 31, 2006
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments	Total GAAP
	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$649,751	$—	$—	$649,751	$(351,251)	$298,500
Consolidation Loans	1,027,962	—	—	1,027,962	(206,627)	821,335
Private Education Loans	428,760	—	—	428,760	(187,407)	241,353
Other loans	23,307	—	—	23,307	—	23,307
Cash and investments	130,461	—	1,323	131,784	(35,974)	95,810

Total interest income	2,260,241	—	1,323	2,261,564	(781,259)	1,480,305
Total interest expense	1,659,372	5,156	1,278	1,665,806	(573,022)	1,092,784

Net interest income	600,869	(5,156)	45	595,758	(208,237)	387,521
Less: provisions for losses	74,820	—	19	74,839	(14,520)	60,319

Net interest income after provisions for losses	526,049	(5,156)	26	520,919	(193,717)	327,202
Fee income	—	91,612	26,907	118,519	—	118,519
Collections revenue	—	56,540	—	56,540	141	56,681
Other income	40,572	—	30,009	70,581	40,062	110,643
Operating expenses(1)	161,438	89,513	58,512	309,463	13,846	323,309
Income tax expense (benefit)(2)	149,917	19,789	(581)	169,125	(32,080)	137,045
Minority interest in net earnings of subsidiaries	—	1,090	—	1,090	—	1,090

Net income (loss)	$255,266	$32,604	$(989)	$286,881	$(135,280)	$151,601

(1)
Operating expenses for the Lending, DMO, and Corporate and Other Business segments include $10 million, $3 million, and $5 million, respectively, of stock-based employee compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Quarter ended December 31, 2005
	Lending(2)	DMO(2)	Corporate and Other(2)	Total "Core Earnings"	Adjustments	Total GAAP
	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$619,987	$—	$—	$619,987	$(304,823)	$315,164
Consolidation Loans	934,096	—	—	934,096	(173,758)	760,338
Private Education Loans	373,801	—	—	373,801	(169,809)	203,992
Other loans	22,851	—	—	22,851	—	22,851
Cash and investments	127,418	—	1,564	128,982	(39,061)	89,921

Total interest income	2,078,153	—	1,564	2,079,717	(687,451)	1,392,266
Total interest expense	1,506,852	5,531	1,455	1,513,838	(511,705)	1,002,133

Net interest income	571,301	(5,531)	109	565,879	(175,746)	390,133
Less: provisions for losses	69,243	—	(7)	69,236	(3,918)	65,318

Net interest income after provisions for losses	502,058	(5,531)	116	496,643	(171,828)	324,815
Fee income	—	98,839	21,555	120,394	—	120,394
Collections revenue	—	48,112	—	48,112	192	48,304
Other income	37,696	—	28,355	66,051	384,995	451,046
Operating expenses	138,778	83,920	55,895	278,593	18,070	296,663
Income tax expense (benefit)(1)	148,362	21,275	(2,172)	167,465	48,442	215,907
Minority interest in net earnings of subsidiaries	—	954	—	954	—	954

Net income (loss)	$252,614	$35,271	$(3,697)	$284,188	$146,847	$431,035

(1)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(2)
In the first quarter of 2006, the Company changed its method for allocating certain Corporate and Other expenses to the other business segments. All periods presented have been updated to reflect the new allocation methodology.

	Quarter ended March 31, 2005
	Lending(2)	DMO(2)	Corporate and Other(2)	Total "Core Earnings"	Adjustments	Total GAAP
	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$509,940	$—	$—	$509,940	$(319,207)	$190,733
Consolidation Loans	580,977	—	—	580,977	(72,556)	508,421
Private Education Loans	227,307	—	—	227,307	(97,691)	129,616
Other loans	20,153	—	—	20,153	—	20,153
Cash and investments	78,188	—	945	79,133	(17,084)	62,049

Total interest income	1,416,565	—	945	1,417,510	(506,538)	910,972
Total interest expense	918,093	4,068	1,410	923,571	(359,359)	564,212

Net interest income	498,472	(4,068)	(465)	493,939	(147,179)	346,760
Less: provisions for losses	54,962	—	(40)	54,922	(8,399)	46,523

Net interest income after provisions for losses	443,510	(4,068)	(425)	439,017	(138,780)	300,237
Fee income	—	85,752	32,540	118,292	—	118,292
Collections revenue	—	34,883	—	34,883	—	34,883
Other income	35,762	33	31,629	67,424	153,499	220,923
Operating expenses	134,185	63,916	51,196	249,297	12,994	262,291
Income tax expense(1)	127,681	19,494	4,643	151,818	34,648	186,466
Minority interest in net earnings of subsidiaries	821	1,221	—	2,042	152	2,194

Net income	$216,585	$31,969	$7,905	$256,459	$(33,075)	$223,384

(1)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(2)
In the first quarter of 2006, the Company changed its method for allocating certain Corporate and Other expenses to the other business segments. All periods presented have been updated to reflect the new allocation methodology.

SLM CORPORATION

Reconciliation of "Core Earnings" Net Income to GAAP Net Income

(In thousands, except per share amounts)

	Quarters ended
	March 31, 2006	December 31, 2005	March 31, 2005
	(unaudited)	(unaudited)	(unaudited)
"Core earnings" net income(A)	$286,881	$284,188	$256,459
"Core earnings" adjustments:
Net impact of securitization accounting	(62,061)	117,520	(32,372)
Net impact of derivative accounting	(38,817)	149,755	89,612
Net impact of Floor Income	(52,569)	(56,108)	(42,433)
Amortization of acquired intangibles	(13,913)	(15,878)	(13,082)

Total "core earnings" adjustments before income taxes and minority interest in net earnings of subsidiaries	(167,360)	195,289	1,725
Net tax effect(B)	32,080	(48,442)	(34,648)

Total "core earnings" adjustments before minority interest in net earnings of subsidiaries	(135,280)	146,847	(32,923)
Minority interest in net earnings of subsidiaries	—	—	(152)

Total "core earnings" adjustments	(135,280)	146,847	(33,075)

GAAP net income	$151,601	$431,035	$223,384

GAAP diluted earnings per common share	$.34	$.96	$.49

(A) "Core earnings" diluted earnings per common share	$.65	$.63	$.57

(B)
Such tax effect is based upon the Company's "core earnings" effective tax rate for the year. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.

Non-GAAP "Core Earnings"

        In accordance with the Rules and Regulations of the Securities and Exchange Commission ("SEC"), we prepare financial statements in accordance with GAAP. In addition to evaluating the Company's GAAP-based financial information, management evaluates the Company's business segments under certain non-GAAP performance measures that we refer to as "core earnings" for each business segment, and we refer to this information in our presentations with credit rating agencies and lenders. While "core earnings" are not a substitute for reported results under GAAP, we rely on "core earnings" to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

        Our "core earnings" are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a "core earnings" basis by reportable segment, as these are the measures used regularly by our chief operating decision maker. Our "core earnings" are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company's core business activities. Our "core earnings" are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. "Core earnings" reflect only current period adjustments to GAAP as described below. Accordingly, the Company's "core earnings" presentation does not represent another comprehensive basis of accounting. A more detailed discussion of the differences between GAAP and "core earnings" follows.

Limitations of "Core Earnings"

        While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that "core earnings" are an important additional tool for providing a more complete understanding of the Company's results of operations. Nevertheless, "core earnings" are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our "core earnings" are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, "core earnings" reflect only current period adjustments to GAAP. Accordingly, the Company's "core earnings" presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company's performance with that of other financial services companies based upon "core earnings." "Core earnings" results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company's board of directors, rating agencies and lenders to assess performance.

        Other limitations arise from the specific adjustments that management makes to GAAP results to derive "core earnings" results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133 on derivatives that do not qualify for "hedge treatment," as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility, changing credit spreads and changes in our stock price on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While our presentation of our results on a Managed Basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our Managed Basis presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our "core earnings" results exclude certain Floor Income, which is real cash income, from our reported results and therefore may understate earnings in certain periods. Management's financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

Pre-Tax Differences between "Core Earnings" and GAAP

        Our "core earnings" are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a "core earnings" basis by reportable segment, as these are the measures used regularly by our chief operating decision maker. Our "core earnings" are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company's core business activities. "Core earnings" reflect only current period adjustments to GAAP, as described in the more detailed discussion of the differences between GAAP and "core earnings" that follows, which includes further detail on each specific adjustments required to reconcile our "core earnings" segment presentation to our GAAP earnings.

1)
Securitization Accounting: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under "core earnings" for the Lending operating segment, we present all securitization transactions on a Managed Basis as long-term non-recourse financings. The upfront "gains" on sale from securitization transactions as well as ongoing "servicing and securitization revenue" presented in accordance with GAAP are excluded from "core earnings" and are replaced by the interest income, provisions for loan losses, and interest expense as they are earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from "core earnings" as they are considered intercompany transactions on a Managed Basis.

2)
Derivative Accounting: "Core earnings" exclude periodic unrealized gains and losses arising primarily in our Lending business segment, and to a lesser degree in our Corporate and Other business segment, that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for "hedge treatment" under GAAP. Under "core earnings," we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item's life. "Core earnings" also exclude the gain or loss on equity forward contracts that under SFAS No. 133 are required to be accounted for as derivatives and marked-to-market through earnings.

3)
Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we exclude such income from "core earnings" when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in "Derivative Accounting," these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, they are marked-to-market through the "gains (losses) on derivative and hedging activities, net" line on the income statement with no offsetting gain or loss recorded for the economically hedged items. For "core earnings," we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received (net of Eurodollar futures contracts' realized gains or losses) in income.

4)
Other items: We exclude the amortization of acquired intangibles.

QuickLinks

SLM CORPORATION Supplemental Earnings Disclosure March 31, 2006 (Dollars in millions, except earnings per share)
SLM CORPORATION Consolidated Balance Sheets (In thousands, except per share amounts)
SLM CORPORATION Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Segment and Non-GAAP "Core Earnings" Consolidated Statements of Income (In thousands)
SLM CORPORATION Reconciliation of "Core Earnings" Net Income to GAAP Net Income (In thousands, except per share amounts)